Schedule B

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 28th day of November, 2007 between SPDR® INDEX SHARES FUNDS, ON BEHALF OF EACH OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the “Funds”) and STATE STREET BANK AND TRUST COMPANY (“State Street”).

Fund Name	Taxpayer Identification Number	Tax-Year End
SPDR® STOXX® Europe 50 ETF	42-1537593	September 30
SPDR EURO STOXX 50® ETF	04-3669927	September 30
SPDR Dow Jones International Real Estate ETF	13-4332931	September 30
SPDR S&P® Global Infrastructure ETF	83-0463550	September 30
SPDR MSCI ACWI ex-US ETF	83-0463548	September 30
SPDR Russell/Nomura PRIME™ Japan ETF	13-4332933	September 30
SPDR Russell/Nomura Small Cap™ Japan ETF	13-4332932	September 30
SPDR S&P Russia ETF	26-2998458	September 30
SPDR S&P China ETF	83-0463564	September 30
SPDR S&P Emerging Asia Pacific ETF	83-0463567	September 30
SPDR S&P Emerging Markets ETF	83-0463563	September 30
SPDR S&P Emerging Europe ETF	83-0463559	September 30
SPDR S&P Emerging Latin America ETF	83-0463558	September 30
SPDR S&P Emerging Middle East & Africa ETF	83-0463556	September 30
SPDR S&P World ex-US ETF	83-0463554	September 30
SPDR S&P International Small Cap ETF	83-0463552	September 30
SPDR S&P BRIC 40 ETF	83-0463562	September 30
SPDR S&P International Dividend ETF	26-1445966	September 30
SPDR S&P International Mid Cap ETF	26-1702171	September 30
SPDR S&P Emerging Markets Small Cap ETF	26-1702217	September 30
SPDR Dow Jones Global Real Estate ETF	26-1947861	September 30
SPDR S&P Global Natural Resources ETF	27-2999449	September 30
SPDR S&P International Consumer Discretionary Sector ETF	26-2524091	September 30
SPDR S&P International Consumer Staples Sector ETF	26-2524153	September 30
SPDR S&P International Energy Sector ETF	26-2524202	September 30
SPDR S&P International Financial Sector ETF	26-2524256	September 30
SPDR S&P International Health Care Sector ETF	26-2524307	September 30
SPDR S&P International Industrial Sector ETF	26-2524364	September 30
SPDR S&P International Materials Sector ETF	26-2524430	September 30
SPDR S&P International Technology Sector ETF	26-2524483	September 30
SPDR S&P International Telecommunications Sector ETF	26-2524556	September 30
SPDR S&P International Utilities Sector ETF	26-2524613	September 30
SPDR S&P Emerging Markets Dividend ETF	27-3918993	September 30
SPDR S&P Small Cap Emerging Asia Pacific ETF	45-2792919	September 30
SPDR MSCI ACWI IMI ETF	45-4222947	September 30

Fund Name	Taxpayer Identification Number	Tax-Year End
SPDR MSCI EM 50 ETF	45-4223014	September 30
SPDR S&P Global Dividend ETF	46-2434271	September 30
SPDR MSCI Beyond BRIC ETF	46-3970551	September 30
SPDR EURO STOXX Small Cap ETF	46-5124368	September 30
SPDR MSCI EAFE Quality Mix ETF	46-4902097	September 30
SPDR MSCI World Quality Mix ETF	46-4964850	September 30
SPDR MSCI Emerging Markets Quality Mix ETF	46-4936268	September 30
SPDR MSCI Australia Quality Mix ETF	46-5233834	September 30
SPDR MSCI Canada Quality Mix ETF	46-5256000	September 30
SPDR MSCI Germany Quality Mix ETF	46-5280853	September 30
SPDR MSCI Japan Quality Mix ETF	46-5283004	September 30
SPDR MSCI Spain Quality Mix ETF	46-5339792	September 30
SPDR MSCI United Kingdom Quality Mix ETF	46-5358447	September 30

SPDR S&P Asia Pacific ETF*
SPDR S&P Europe ETF*
SPDR S&P Emerging Africa ETF*
SPDR S&P Emerging South East Asia ETF*
SPDR S&P Emerging GCC-Middle East ETF*
SPDR S&P Ireland ETF*
SPDR S&P Brazil ETF*
SPDR S&P India ETF*
SPDR S&P Small Cap Emerging Europe ETF*
SPDR S&P Small Cap Emerging Latin America ETF*
SPDR S&P Small Cap Emerging Middle East & Africa ETF*

*	Board approved and either SEC registered or in SEC registration, but not operational. Any fund series marked with a “ * “ shall not participate in securities lending unless and until the Funds have notified State Street in writing that the fund series is operational and authorized to participate in securities lending under this Agreement and such authorization is consented to by State Street in writing. Such authorization may be effected by the Funds and State Street executing a revised Schedule B with the applicable series no longer denoted as not operational.

DATED: June 11, 2014